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                                                                    EXHIBIT 99.1
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TRANSCRIPT OF SECOND QUARTER 2005 EARNINGS CONFERENCE CALL

CORPORATE PARTICIPANTS
Jim Follo
Martha Stewart Living Omnimedia - CFO

Susan Lyne
Martha Stewart Living Omnimedia - CEO

Howard Hochhauser
Martha Stewart Living Omnimedia - VP



CONFERENCE CALL PARTICIPANTS
Douglas Arthur
Morgan Stanley Dean Witter - Analyst

Gary McDaniel
Standard & Poors - Analyst

Michael Meltz
Bear Stearns and Company - Analyst


PRESENTATION

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Operator

Good morning, ladies and gentlemen. Welcome to the Martha Stewart Living Omnimedia second quarter, 2005 earnings release conference call and web cast. All participants will be in a listen-only mode until the question and answer session of the call. At the request of Martha Stewart Living Omnimedia, this call is being recorded. Anyone with objections should disconnect at this time. At this time, it is my pleasure to introduce Howard Hochhauser, Vice President of Finance and Investor Relations of Martha Stewart Living Omnimedia. Sir, you may begin.

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Howard Hochhauser - Martha Stewart Living Omnimedia - VP

Good morning, everyone. Welcome to our conference call to review second quarter 2005 results. On the call with us today are Susan Lyne, our President and CEO, and Jim Follo, our CFO. Our prepared remarks will take about 20 minutes and then we will open it up for your questions. Let me remind you, if you prefer to listen in on the Web, you can go to marthastewart.com and click on the Investor Relations line and follow it to the web cast. An audio archive will be available on marthastewart.com later today and we will leave it there for a couple of weeks so that you can access it at your convenience.

Before turning the call over to Susan, I will remind you that today our discussion today will include forward-looking statements. Our actual results may differ from those predicted. Susan.

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Susan Lyne - Martha Stewart Living Omnimedia - CEO

Thank you all for joining us. Our last call I began by reviewing developments in the quarter that fall into the category of repairing and strengthening the Company's foundation. Specifically, based on the strength of our brand we recruited a group of talented, experienced senior executives and we secured new partnering relationships that will bring our branded content to a wider audience and new formats.

With those developments in place, I can report that during the second quarter we moved beyond repair mode into aggression execution. We locked our first four DVD's for Warner Home Video to meet an October release date. We completed the formatting and weekly grid for our new

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radio channel, which will feature many of our current editorial contributors as well some new voices in related areas of expertise. We wrapped up filming on "The Apprentice, Martha Stewart" and we built a fantastic new set at the Chelsea Studios where a stellar team is preparing for the September 12th launch of Martha's daily show.

Martha, herself, is hard at work. Her standards and inspiration were felt everywhere this quarter from magazine covers and product development to show concepts and guest line-ups for television.

The additions to our team have already begun to deliver quantitative improvements in performance. This would include a 42 percent increase in advertising pages in "Martha Stewart Living" and strong initial upfront sales for our new syndicated television show.

In other words, the momentum is building and our results, while still below where I would like them, were slightly ahead of our expectations. We managed to increase total revenue for the first time in 10 quarters and reduce EBITDA loss from $15.2 million the prior year to an $11.2 million in the current period. Importantly, publishing was ahead of plan. In fact, on an organic basis, excluding the Body and Soul acquisition, publishing revenue increased 24 percent and EBITDA would have been near breakeven.

As we look to our third and fourth quarters, the combined effect of better results in our organic business and the fourth quarter launch of television, DVD and radio initiatives will deliver EBITDA breakeven for the second half of the year, an improvement of approximately $15 million.

One of our second quarter's most gratifying development was our progress in advertising. Our publishing group sales team, under the new leadership of Sally Preston, delivered better than expected ad pages and ad revenue. "Martha Stewart Living" continues to achieve solid increases in advertising and, at this point in the selling cycle, we are feeling very good about indicators for 2006 with interest coming from a wide and expanding range of industry categories. The list of returning advertisers grows with every week, about 60 at last count, but they are being joined by an equal number who have never advertised with us before. "Everyday Food" continues to please subscribers and win new advertisers, a significant improvement in the quarter. We are pleased with the progress of this young magazine.

Perhaps even more important for the long term is the success of our efforts to sell across all of our media platforms. Advertisers are responding to our unique ability to offer them targeted access to a common demographic over multi-media platforms. Competitively, this is an advantage that we intend to leverage fully over time.

Other indicators in publishing are very promising as well. Consumer demand for "MSL" continues to be strong with direct mail response at double the industry average and over 50 percent better than last year. Effective January, we will raise the rate base for "Martha Stewart Living" from 1.8 to 1.9 million.

The television segment has had an active quarter. We expect the daily Martha show to launch with 96 percent coverage and to air mostly in morning slots with better lead-ins than our last show. Rob Dauber and Mark Burnett have put together a very strong, experienced production team and the new format they have created has been well received by both affiliates and advertisers.

In addition to the multi-platform deals, I mentioned earlier, a good portion of the inventories sold includes an integration component. All business segments stand to benefit from the brand visibility as we return to television this fall, not just for the syndicated show, but "The Apprentice, Martha Stewart", as well.

Yesterday we announced a new partnership with Discovery Communications, which will give us a platform to create new lifestyle programming while expanding the audience for our current product. The deal with Discovery, which includes a day and date evening window for the new syndicated show, will add incremental dollars and margin on the strength of our branded content.

I want to frame the economics of the new show. Based on current trends, we expect our television segment, including cable revenue, to have revenue in the range of $45 to $50 million with an EBITDA margin in the high single digits. This guidance excludes the potential benefits from our DVD deal, as we are reluctant to provide revenue expectations without some selling history. Ours is the first comprehensive collection of "how-to" DVD's covering a broad range of special interests, so there are no comparative releases from which to model the business.

The first four DVD's will go on sale in mid-October, followed by 16 in 2006. Each offering includes "how-to" materials from our television library about a particular activity or occasion with complimentary ROM content from our print and design libraries. With 11 seasons of the Emmy-winning "Martha Stewart Living" television show to draw from as well as "Petkeeping with Marc Morrone" and "Everyday Food", we believe that the potential for this new business is very, very promising.

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In merchandising, our new president, Robin Marino, is in place and it was worth the wait to have her here. Robin's operating experience, along with her expertise and licensing and retailing, have already brought clarity of purpose and opportunity to our initiatives in this area.

Many of you have asked about our relationship with K-Mart and Sears Holding Company. Due to ongoing negotiations, I am constrained by what I can say. We are, however, very pleased with our most recent launch, "Everyday Rooms", an assortment of affordable, stylish and easy-to-assemble furniture for the bedroom, kitchen and living room.

Now turning to our Internet business, having reduced our losses in this segment considerably, we are focused in the near-term on making it a profitable contributor by leveraging our content libraries and our connection to the consumer. We expect the segment to play a much bigger part in our long-term growth. The Company has brand equity and robust video, print and design libraries in arenas with proven interest to web users. We are exploring a range of options to make that material available on a much greater scale.

As I noted, and Jim will detail in his remarks, the second half of the year will benefit from new initiatives, including the debut of our DVD collection, the launch of our Sirius radio channel, our return to television with a daily show, significant fourth quarter royalties due from our K-Mart agreement and a new relationship with Discovery. We also expect "MSL" to continue its positive trends with third quarter pages up 35 percent and revenue continuing to grow faster than pages. All these factors will result in significant second half gains to EBITDA breakeven.

Now, Jim will take you through our segment results.

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Jim Follo - Martha Stewart Living Omnimedia - CFO

Thank you, Susan. In the second quarter, our revenue increased for the first time in over two years and we began to reduce our year-over-year OIDA losses. Our revenue growth was primarily attributable to strong publishing revenue growth resulting from page and net revenue for page gains in "Martha Stewart Living" and "Everyday Food" magazines.

Our second half revenue growth should accelerate from this point, driven by continuing improvements in our publishing segment, a return to television with our new syndicated program, as well as the impact of new business initiatives announced earlier this year which includes our new radio and DVD businesses. Accordingly, we will continue to achieve significant year-over-year improvements in operating results in the second half of the year. We expect our second half OIDA loss to improve by approximately $15 million.

Before discussing the detail behind our expected second half performance, let me discuss certain expense items that impacted our second quarter results. Our quarterly results included several unusual items totaling $3.2 million related to employee compensation charges that were not in our original guidance. The quarter also included a non-cash charge of $16.8 million, or 33 cents per share, associated with the vesting of warrants granted in connection with the production of our new television show. This charge represents the fair value of these warrants on the vesting date. The total dilution related to the recently vested warrants, based upon today's share price, is about 450,000 shares. These warrants have not been exercised and are not included as part of our share count as of June 30th.

Let me now provide you with third and fourth quarter guidance on a segment basis. For the full year 2005, we expect to report an OIDA loss of $26 to$27 million on revenue of just over $200 million. Our operating losses expect to be $80 to $82 million. We are assuming that the second one-third of an initial 2.5 million grant of warrants related to our TV venture vest in the second half of the year. The valuation of these warrants is based upon the share price on the date of vesting and, accordingly, is difficult to project with precision. At today's share price, this charge would be approximately $18 million charged equally to both third and fourth quarter. Each dollar move in our share price impacts the valuation of these warrants by about $675,000.

Third quarter revenues should approximate $38 to $40 million and an OIDA loss should approximate $12 to $13 million. Factors contributing to the third quarter results within each segment are as follows. Publishing third quarter revenues are expected to be approximately $26 to $27 million, all OIDA losses expected to approximate $3 to $3.5 million. Revenues in operating results will reflect higher advertising and circulation revenues from "Martha Stewart Living" magazine resulting from higher ad pages and subscription copies sold, as well as continued reduction in our losses in "Everyday Food" due, principally, to lower subscription acquisition costs. Television revenues are expected to be less than $3 million, as the impact of the launch of the syndicated program will largely be a fourth quarter matter. OIDA loss for the third quarter will approximate $3 to $3.5 million, reflecting higher production activity ahead of the launch. Merchandising revenues in the quarter are expected to be approximately $7.5 to $8 million, while OIDA will be about $3.5 to $4 million. We expect Internet direct commerce revenues to approximate

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$1.5 million and an OIDA loss to approximate half a million dollars. Corporate expense will approximate $9.5. And amortization of non-cash stock compensation should approximate $2.5 million, excluding the impact of the vesting of the warrants as previously discussed.

Looking to the fourth quarter, we estimate total revenue growth, year-over-year, to be between 30 and 40 percent, while we expect OIDA to approximate $11 to $12 million. As usual, the fourth quarter will reflect a significant amount of revenues under our K-Mart agreement. Each operating segment should experience year-over-year improvements and results driven by the launch of our syndicated television and Sirius radio programs, continuing publishing revenues and OIDA improvements coming from improved advertising circulation revenues from "Martha Stewart Living" magazine where we expect ad pages to increase 40 percent in the quarter, and improve results from "Everyday Food". We expect growing revenues from our merchandising segment and the launch of our DVD business will all contribute to revenue growth and improved operating results in the fourth quarter.

This concludes the formal portion of our presentation. I would now like to turn the conference call over to the operator the question and answer session of this session. Thank you.

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QUESTION AND ANSWER

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Operator

Thank you. The floor is now open for questions. (OPERATOR INSTRUCTIONS) Your first question comes from Douglas Arthur with Morgan Stanley.


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Douglas Arthur - Morgan Stanley Dean Witter - Analyst

Good morning. Three questions. Jim, can you talk about the forward trends in ad pages from "MSL"? I think, that while this was up 20 percent, I am wondering if you talk a little bit more about September and beyond that. Secondly, Susan, I am wondering if you could just get a little bit more granular on the merchandising segment you mentioned in the press release, some continuing softness in the home category, what is working, what is not in merchandising right now. Thirdly, Susan, I am wondering if you could kind of build us up to this fairly large figure you are talking about in TV going forward, 45 million and up. What are the components of that? Thanks.

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 Jim Follo - Martha Stewart Living Omnimedia - CFO

On the advertisement side, the September issue of "MSL" is likely to have somewhere in the neighborhood of 70 pages. For the quarter, we're estimating total growth in ad pages for "MSL" in the 35 percent range and fourth quarter, although we're obviously early in the selling season, we're expecting to be somewhere in the 40 percent range.

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Susan Lyne - Martha Stewart Living Omnimedia - CEO

Let me take the TV piece first, the revenue for the syndicated show really breaks down, essentially, this way. Advertising revenues are about 50 percent. License fees from stations are about 30 percent. Cable and international license fees are about 20 percent.

On the merchandising side, the sales are erratic, to some extent. There are areas where we are seeing growth and other areas where we are, as you said, seeing softness. The garden area is doing very well. The ready-to-assemble furniture launch is doing extremely well. The soft home area has been a weak area, although, even within that category, we see some year-over-year growth and some year-over-year weakness. As far as we can see, we are still trending pretty close to where K-Mart is on their year-over-year sales. They have not released their second quarter sales, but, certainly, for enough quarters going back, we have been trending about equal to K-Mart.

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Douglas Arthur - Morgan Stanley Dean Witter - Analyst

Great. Thanks a lot.

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Operator

Your next question comes from Gary McDaniel with Standard & Poors.

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Gary McDaniel - Standard & Poors - Analyst

Good morning. Three quick questions. With the DVD's and the Sirius radio, I think I understand that DVD's are going to be part of the TV segment, is that also true with Sirius? Secondly, when will the third portion of Burnett's warrants vest and what are the conditions that are

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required for that? Finally, when do you expect the magazine to reach the ad page levels that it had in 2002 and when would you see ad rates reaching the levels they were in 2003?

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Jim Follo - Martha Stewart Living Omnimedia - CFO

As far as the reporting of our new businesses, DVD's will be reported within the TV segment and we expect radio to be reported within the publishing segment as, by the way, our previous radio program was also in the publishing segment. I'm sorry, you went rapid fire, the next - -

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Gary McDaniel - Standard & Poors - Analyst

The Burnett warrants, when will the third portion of those vest?

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Jim Follo - Martha Stewart Living Omnimedia - CFO

The second will vest in connection with "The Apprentice". The third will vest, at the earliest, in 2006 and will be tied to some television performance metrics, which we have not publicly disclosed.

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Gary McDaniel - Standard & Poors - Analyst

At the earliest, in 2006, so what is the latest that it might vest?

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Jim Follo - Martha Stewart Living Omnimedia - CFO

To be determined.

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Gary McDaniel - Standard & Poors - Analyst

Okay. Then, finally, the magazine ad pages, when will they get back to 2002 levels and when will rates get back to the 2003 levels?

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Susan Lyne - Martha Stewart Living Omnimedia - CEO

We have not given guidance on that. I think that we're comfortable giving guidance through fourth quarter, but beyond that, as I've said, we are still in the relatively early part of the 2006 selling cycle, but it is robust enough that we are feeling very good about 2006, but to size it right now, I think, would be a mistake.

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Jim Follo - Martha Stewart Living Omnimedia - CFO

I think it is important to note that in the second quarter, not only did we see strong page growth in "Martha Stewart Living", but the net revenue per page was up 10 percent in the quarter as well. We are seeing some significant move in that area.

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Gary McDaniel - Standard & Poors - Analyst

Okay. Thanks, Susan. Thanks, Jim.

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Operator

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Your next question comes from Michael Meltz with Bear Stearns and Company.

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Michael Meltz - Bear Stearns and Company - Analyst

A couple of questions. Jim, I think you just answered, within the publishing segment the ad revenues at "MSL", are you saying those are up 52 percent in the quarter and what was circulation, and, then, the same question for the total publishing segment, what was ad and circ revenues? The second question has to do with merchandising segment, what were K-Mart sales? Susan, you were talking about, I guess, qualitatively, but what were sales overall down and what were they on a comparable store or comparable category basis?

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Jim Follo - Martha Stewart Living Omnimedia - CFO

Michael, let me deal with the advertising. The advertising issue on "Martha Stewart Living", I just talked about rates going up 10 percent. We talked about min pages being up in the quarter about 40 plus percent. That actually is a little understated from a paid basis. Our ad revenues were up a higher percentage than 50 percent in the quarter. Overall, for the publishing segment in the quarter, our ad revenues were up about 60 percent. You have the Body and Soul acquisition contributing about $2.2 million to total growth in the segment there, so that is distorting those results a little bit on ad revenue near about $1 million.

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Michael Meltz - Bear Stearns and Company - Analyst

And the circ performance?

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Jim Follo - Martha Stewart Living Omnimedia - CFO

Circ performance in the quarter, "Martha Stewart Living" total circ is up 8 percent. Total circ - - let me see if I can back out, if I can back out the Body and Soul acquisition - - would be up about 10 percent in the quarter.

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Michael Meltz - Bear Stearns and Company - Analyst

Okay. The K-Mart performance?

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Susan Lyne - Martha Stewart Living Omnimedia - CEO

Q2 K-Mart, same store sales and like categories would be down 4.7 percent.

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Michael Meltz - Bear Stearns and Company - Analyst

On a total basis?

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Susan Lyne - Martha Stewart Living Omnimedia - CEO

On a total basis, meaning - -

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Jim Follo - Martha Stewart Living Omnimedia - CFO

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The categories were comparable, so it is about the same for both like categories and total same store sales.

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Michael Meltz - Bear Stearns and Company - Analyst

Okay. Then, two follow-ups, your guidance for the third quarter, if your comps are essentially the same in the third quarter and you have all the initiatives, are you being a bit conservative with what you are saying with "MSL" growth in the third quarter?

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Jim Follo - Martha Stewart Living Omnimedia - CFO

"MSL" with respect to publishing?

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Michael Meltz - Bear Stearns and Company - Analyst

Advertising. "MSL" ad page growth in the third quarter, you are guiding the 35 percent growth. Why would that not grow faster than in the second quarter, I guess is my question?

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Susan Lyne - Martha Stewart Living Omnimedia - CEO

I think that we saw one month of softness during the summer, that appears to have been soft across the industry, but, as we have gotten into fall, those numbers are as we have seen in second quarter. That is why we gave different guidance, obviously, for fourth quarter than third quarter.

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Jim Follo - Martha Stewart Living Omnimedia - CFO

It's also important to point out that we're coming up on 2006 planning season, so I think our focus right now is more on 2006 and we're just pretty confident about growth, but 40 percent growth is substantial considering we're essentially in a spot market selling and we're late in the season breaking these schedules.

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Susan Lyne - Martha Stewart Living Omnimedia - CEO

That is a key point and I think is actually something we mentioned on our last call. We missed the selling season for 2005, so the incremental pages we are seeing this year are really either coming from new dollars people are committing or some taking pages away from other publications.

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Michael Meltz - Bear Stearns and Company - Analyst

Okay. Last question, I promise. Your cash balance, can you talk about cash usage going forward? I think you were down about $12 million from the end of last quarter. Did you receive the payment from Warner in the second quarter?

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Jim Follo - Martha Stewart Living Omnimedia - CFO

That was a small portion. The entire up-front payment under that deal is not paid all upon signing. There is a small portion that was not really a factor in the quarter. As far as looking towards the rest of the year, as we said, we will be about breakeven on OIDA level. That will include a very large royalty amount in the fourth quarter from K-Mart that will not be paid until the first quarter of 2006, so we will largely be using cash between now and the end of the year. I think the end-of-year cash balance; we expect to be largely in the 120 to 125 range.

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Michael Meltz - Bear Stearns and Company - Analyst

Okay. Can you just quantify, what are you expecting - - how big is that Warner payment that you will be getting this quarter?

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Jim Follo - Martha Stewart Living Omnimedia - CFO

We have not disclosed the up-front payment that we get from them. We have not disclosed the level.

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Michael Meltz - Bear Stearns and Company - Analyst

Okay. Thank you.

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Operator

Once again, if you do have a question, you may press *1 on your telephone keypad at this time. Again, if you do have a question, you may press *1 on your telephone keypad at this time. Thank you. This does conclude today's teleconference. You may disconnect your lines at this time and have a wonderful day.